UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

P.F. Chang’s China Bistro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 11, 2010, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of P.F. Chang’s China Bistro, Inc. (the “Company”) appointed Dawn E. Hudson as a director of the Company. Ms. Hudson was also appointed to serve on the Compensation and Executive Development Committee of the Board.

Pursuant to the Company’s director compensation and benefit program, Ms. Hudson will receive annual compensation of $175,000 which will be pro-rated based on the date of her appointment to the Board. At the election of Ms. Hudson, a minimum of 25% and a maximum of 50% of compensation will be paid in cash. The balance of compensation will be comprised of either cash-settled stock appreciation rights or cash-settled stock-based awards, based on Ms. Hudson’s election.

There were no arrangements or understandings by which Ms. Hudson was named a director. Neither the Company nor any of its subsidiaries was involved in any transactions with Ms. Hudson or her immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	February 12, 2010 Press Release by P.F. Chang’s China Bistro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: February 15, 2010
/s/ Mark D. Mumford

Mark D. Mumford Chief Financial Officer